UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

August 6, 2010

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 698-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2010, Steven J. Pully resigned his position as a member of the board of directors of Cano Petroleum, Inc., a Delaware corporation (“Cano”).

Item 7.01                                           Regulation FD Disclosure.

On August 9, 2010, Cano issued a press release announcing the departure of Steven J. Pully from its board of directors and that the United States Court of Appeals for the Fifth Circuit affirmed the dismissal of Cano’s litigation with Truk International Fund, LP (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 8.01                                           Other Events.

On August 4, 2010, the United States Court of Appeals for the Fifth Circuit affirmed the dismissal by the United States District Court for the Northern District of Texas of all claims by Truk International Fund, LP against David W. Wehlmann, Randall Boyd, Donald W. Niemiec, Robert L. Gaudin, William O. Powell, III, S. Jeffrey Johnson, Morris B. Smith, Ben Daitch, Michael Ricketts, Patrick McKinney and the underwriters of the June 26, 2008 public offering of Cano common stock.  By affirming the decision of the lower court, the United States Court of Appeals for the Fifth Circuit agreed that the plaintiff’s complaint failed to state a claim upon which relief could be granted, and thus found merit in dismissing the lawsuit.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release of August 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: August 9, 2010
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of August 9, 2010